As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Snap Inc.

(Exact Name of Registrant as Specified in its charter)

Delaware	45-5452795
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

63 Market Street

Venice, California 90291

(Address of Principal Executive Offices) (Zip Code)

Placed, Inc. 2011 Equity Incentive Plan, as amended

(Full Title of the Plans)

Evan Spiegel

Chief Executive Officer

Snap Inc.

63 Market Street

Venice, California 90291

(310) 399-3339

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen David Peinsipp Seth J. Gottlieb Alex K. Kassai Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Michael O’Sullivan Atul Porwal Snap Inc. 63 Market Street Venice, California 90291 (310) 399-3339

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the Placed, Inc. 2011 Equity Incentive Plan, as amended (2)	550,038 (2)	$0.64 (3)	$352,024.32 (3)	$40.80 (3)
TOTAL	550,038		$352,024.32	$40.80

(1)	This Registration Statement will also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2)	Pursuant to an Agreement and Plan of Merger by and among the Registrant, Paradise Merger Sub, Inc., Placed, Inc., and Fortis Advisors LLC, as the Securityholder Representative, dated as of June 5, 2017, the Registrant, on July 20, 2017, assumed the outstanding options to purchase shares of common stock of Placed, Inc. under the Placed, Inc. 2011 Equity Incentive Plan, as amended (the “Placed Plan”) and such options became exercisable to purchase shares of the Registrant’s Class A common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.
(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options under the Placed Plan and assumed by the Registrant.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Snap Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s prospectus filed with the Commission on March 3, 2017 (the “IPO Prospectus”) pursuant to Rule 424(b) of the under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1 (File No. 333-215886), which contains audited statements for the Registrant’s latest fiscal year for which such statements have been field;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the IPO Prospectus referred to in (a) above; and

(c)	The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on February 23, 2017 (File No. 001-38017) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, Cooley LLP beneficially owns an aggregate of 6,000 shares of the Registrant’s Class A common stock and GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns an aggregate of 239,800 shares of the Registrant’s Class A common stock and 239,800 shares of the Registrant’s Class B common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect on the closing of the offering permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect on the closing of the offering provide that we will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Snap Inc., provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Snap Inc. At present, there is no pending litigation or proceeding involving a director or officer of Snap Inc. regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

	Description	Schedule Form	Incorporated by Reference
Exhibit Number			File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Snap Inc., as currently in effect.	S-1	333-215866	3.2	February 2, 2017

4.2	Amended and Restated Bylaws of Snap Inc., as amended and as currently in effect.	S-1	333-215866	3.4	February 2, 2017

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-215866	4.1	February 2, 2017

5.1	Opinion of Cooley LLP.

10.1	Forms of global restricted stock unit grant notice and award agreement under the Snap Inc. 2017 Equity Incentive Plan.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Placed, Inc. 2011 Equity Incentive Plan, as amended.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venice, State of California, on this 10th day of August, 2017.

SNAP INC.

By:	/s/ Evan Spiegel
Evan Spiegel Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Spiegel, Andrew Vollero, and Michael O’Sullivan, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan Spiegel Evan Spiegel	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017

/s/ Robert Murphy Robert Murphy	Director and Chief Technology Officer	August 10, 2017

/s/ Andrew Vollero Andrew Vollero	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2017

/s/ Joanna Coles Joanna Coles	Director	August 10, 2017

/s/ A.G. Lafley A.G. Lafley	Director	August 10, 2017

/s/ Mitchell Lasky Mitchell Lasky	Director	August 10, 2017

/s/ Michael Lynton Michael Lynton	Director	August 10, 2017

/s/ Stanley Meresman Stanley Meresman	Director	August 10, 2017

/s/ Scott D. Miller Scott D. Miller	Director	August 10, 2017

/s/ Christopher Young Christopher Young	Director	August 10, 2017

EXHIBIT INDEX

	Description	Schedule Form	Incorporated by Reference
Exhibit Number			File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Snap Inc., as currently in effect.	S-1	333-215866	3.2	February 2, 2017

4.2	Amended and Restated Bylaws of Snap Inc., as amended and as currently in effect.	S-1	333-215866	3.4	February 2, 2017

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-215866	4.1	February 2, 2017

5.1	Opinion of Cooley LLP.

10.1	Forms of global restricted stock unit grant notice and award agreement under the Snap Inc. 2017 Equity Incentive Plan.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Placed, Inc. 2011 Equity Incentive Plan, as amended.